Exhibit 10.11

LEASE

(MULTI-TENANT MODIFIED NET)

by and between

525 RACE STREET, LLC

(“Landlord”)

and

VOCERA COMMUNICATIONS, INC.

(“Tenant”)

For the approximately 46,305 SF Premises at

525 Race Street, San Jose, CA

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10.	Use of the Premises		6
	10.1	Tenant’s Use	6
	10.2	Compliance	6

11.	Quiet Enjoyment		7

12.	Alterations		7

13.	Surrender of the Premises		7

14.	Real Property Taxes		8
	14.1	Payment by Tenant	8
	14.2	Taxes on Tenant Improvements and Personal Property	8
	14.3	Proration	8

15.	Utilities and Services		8

16.	Repair and Maintenance		9
	16.1	Landlord’s Obligations	9
	16.2	Tenant’s Obligations	9
	16.3	Tenant to Pay Operating Expenses	10
	16.4	Monthly Payments	11
	16.5	Tenant’s Audit Rights	11
	16.6	Waiver	12
	16.7	Compliance with Government Regulations	12

17.	Liens		12

18.	Landlord’s Right to Enter the Premises		12

19.	Signs		13

20.	Insurance		13
	20.1	Tenant’s Indemnification	13
	20.2	Tenant’s Insurance	13
	20.3	All-Risk Insurance	14
	20.4	Certificates	14
	20.5	Insurance Requirements	14
	20.6	Landlord’s Disclaimer	15

21.	Waiver of Subrogation		15

22.	Damage or Destruction		15
	22.1	Partial Damage Insured	15
	22.2	Partial Damage – Uninsured	16
	22.3	Total Destruction	16
	22.4	Landlord’s Obligations	16
	22.5	Damage Near End of Term	17

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23.	Condemnation		17

24.	Assignment and Subletting		17
	24.1	Landlord’s Consent	17
	24.2	Information to Be Furnished	18
	24.3	Landlord’s Alternatives	18
	24.4	Executed Counterpart	18
	24.5	Exempt Sublets	18
	24.6	Sublet Profits	18

25.	Default		19
	25.1	Tenant’s Default	19
	25.2	Remedies	19
	25.3	Landlord’s Default	20

26.	Subordination		20

27.	Notices		21

28.	Attorneys’ Fees		21

29.	Tenant Statements		21
	29.1	Estoppel Certificates	22
	29.2	Financial Statements	22

30.	Transfer of the Premises by Landlord		22

31.	Landlord’s Right to Perform Tenant’s Covenants		22

32.	Tenant’s Remedy		23

33.	Mortgagee Protection		23

34.	Brokers		23

35.	Acceptance		23

36.	Recording		23

37.	Quitclaim		23

38.	Modification for Lender		23

39.	Parking		23

40.	Option to Extend		24

41.	Right of First Refusal to Lease Additional Space		25

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42.	Landlord’s Contingency		26

43.	Roof Rights		26

44.	General		27
	44.1	Captions	27
	44.2	Executed Copy	27
	44.3	Time	27
	44.4	Separability	27
	44.5	Choice of Law	27
	44.6	Gender, Singular, Plural	28
	44.7	Binding Effect	28
	44.8	Waiver	28
	44.9	Entire Agreement	28
	44.10	Authority	28
	44.11	Exhibits	29

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TABLE OF EXHIBITS

EXHIBIT A	The Premises

EXHIBIT B	The Property

EXHIBIT C	Commencement Date Memorandum

EXHIBIT D	Work Letter Agreement

LEASE SUMMARY

Lease Date:	September 26, 2007

Landlord:	525 Race Street, LLC

Address of Landlord:	c/o Toeniskoetter & Breeding, Inc. Development 1960 The Alameda, Suite 20 San Jose, CA 95126

Tenant:	Vocera Communications, Inc.

Address of Tenant:	20600 Lazaneo Drive 3rd Floor Cupertino, California 95014

Contact:	Martin Silver, CFO

Telephone:	(408) 790-4100

Premises Square Footage:	Approximately 46,305 square feet (subject to verification in accordance with paragraph 1.1)

Building Square Footage:	Approximately 70,000 square feet (subject to verification in accordance with Paragraph 1.1)

Premises Address:	525 Race Street San Jose, California

Anticipated Commencement Date:	December 1, 2007

Term:	Five (5) years

Monthly Rent:	Months of Term	Monthly Rent

	1 through 2	$0.00/month
	3 through 12	$34,728.75/month
	13 through 24	$76,403.25/month
	25 through 36	$83,349.00/month
	37 through 48	$85,664.25/month
	49 through 60	$87,979.50/month

Tenant’s Percentage:	66.15%

Security Deposit:	$83,349.00

STANDARD MULTI-TENANT LEASE – TRIPLE NET

THIS LEASE (the “Lease”), for reference purposes only dated September 26, 2007, is entered into by and between 525 RACE STREET, LLC, a California limited liability company (“Landlord”), whose address is c/o Toeniskoetter & Breeding, Inc. Development, 1960 The Alameda, San Jose, California 95126 and VOCERA COMMUNICATIONS, INC., a Delaware corporation (“Tenant”), whose address is 20600 Lazaneo Drive, 3rd Floor, Cupertino, California 95014.

1.        Basic Lease Provisions.

1.1      Premises.   Those premises consisting of approximately forty-six thousand three hundred five (46,305) rentable square feet in the Building located at 525 Race Street, San Jose, California, as shown on EXHIBIT A attached hereto. Within thirty (30) days after the date of this Lease, Tenant shall engage an architect to measure and verify the rentable square footage of the Premises and the Building based on the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1-1996) published by the Building Owners and Managers Association International (“BOMA Standard”), which verification shall be subject to the review and approval of Landlord’s architect, also in accordance with the BOMA Standard. In the event of a discrepancy, Landlord’s architect and Tenant’s architect shall consult in good faith to attempt to resolve such discrepancy. If such architects are unable to resolve such discrepancy, Landlord and Tenant shall select an independent architect (other than Landlord’s architect or Tenant’s architect) to determine the rentable area of the Premises. If Landlord and Tenant cannot mutually agree to an independent architect, then Landlord and Tenant shall request that the American Arbitration Association select an arbitrator who will select an independent architect to determine the rentable area of the Premises. The determination of the independent architect shall be final and conclusive on the parties. The cost of such arbitrator and independent architect shall be borne by Tenant unless such independent architect determines that Landlord’s measurement was in error by more then than three percent (3%), in which event Landlord shall pay for the cost of such arbitrator and independent architect. Upon final verification of the rentable area in the Premises, the Monthly Rent, Tenant’s Percentage and any other figures referenced in this Lease that are based on the rentable square footage of the Premises or the Building shall be appropriately adjusted.

1.2      Building.   That certain two-story building consisting of approximately seventy thousand (70,000) square feet, commonly known as 525 Race Street, San Jose, California.

1.3      Anticipated Commencement Date.   December 1, 2007.

1.4      Term.   Five (5) years.

1.5      Use.   General office, sales, research and development, assembly, light manufacturing, shipping, receiving and storage.

1.6 Monthly Rent.	Months of Term	Monthly Rent

	1 through 2	$0.00/month
	3 through 12	$34,728.75/month
	13 through 24	$76,403.25/month
	25 through 36	$83,349.00/month
	37 through 48	$85,664.25/month
	49 through 60	$87,979.50/month

1.7      Security Deposit.   $83,349.00

1.8      Property.   The real property more particularly described on EXHIBIT B.

1.9      Brokers.   Cornish & Carey Commercial.

2.        Premises.   Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

3.        Definitions.   The following terms shall have the following meetings in this Lease:

3.1       Alterations.   Any alterations, additions or improvements made in, on or about the Building by Tenant after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, permanent partitioning, drapery and carpentry installations. The terms “Alterations” shall not include the Tenant Improvements.

3.2      Commencement Date.   The Commencement Date of this Lease shall be the date which is the later of (a) December 1, 2007, and (b) forty-five (45) days from the date that Landlord delivers possession of the Premises to Tenant. Once the actual Commencement Date has been determined pursuant to the foregoing, the parties shall execute a Commencement Date Memorandum in the form attached hereto as EXHIBIT C.

3.3      Common Area.   All areas and facilities within the Building provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of any part of the Building, subject to the rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Common Area.

3.4      HVAC.   Heating, ventilating and air conditioning.

3.5      Interest Rate.   Ten percent (10%) per annum, however, in no event to exceed the maximum rate of interest permitted by law.

3.6      Landlord’s Agents.   Landlord’s authorized agents, partners, subsidiaries, directors, officers, and employees.

3.7      Outside Area.   All areas and facilities within the Property, exclusive of the Building, including, without limitation, the parking areas, access and perimeter roads, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities. Landlord shall at all times have exclusive control of the Outside Area and may at any reasonable time temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use such areas in accordance with the reasonable rules and regulations as Landlord may from time to time promulgate, and may reasonably change the configuration or location of the Outside Area. In exercising any such rights, Landlord shall use diligent efforts to minimize any disruption of Tenant’s business. Landlord shall have the right to reconfigure the parking area and ingress to and egress from the parking area, and to modify the directional flow of traffic of the parking area; provided, however, that Landlord shall not reduce the total number of parking spaces available to Tenant in the parking area by more than five percent (5%).

3.8      Real Property Taxes.   Any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net or taxable income, estate, succession, inheritance, gift, transfer or franchise taxes), imposed against the Property or Building by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the Property or any part thereof or the rent and other sums payable hereunder by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Property or the Building or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in all or any part of the Property; or (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing taxes against the Property whether or not now customary or within the contemplation of the parties.

3.9      Rent.   The net Monthly Rent plus the Additional Rent described in Paragraph 5.2.

3.10    Sublet.   Any transfer, sublet, assignment, license or concession agreement, change of ownership, mortgage, or hypothecation of this Lease or the Tenant’s interest in the Lease or any portion thereof.

3.11    Subtenant.   The person or entity with whom a Sublet agreement is proposed to be or is made.

3.12    Tenant Improvements.   Those improvements to the Premises, if any, to be constructed by Tenant pursuant to the terms of the Work Letter Agreement attached as EXHIBIT C.

3.13    Tenant’s Agents.   Tenant’s authorized agents, partners, subsidiaries, directors, officers, and employees.

3.14    Tenant’s Percentage.   Tenant’s Percentage shall be that percentage determined by dividing the area of the Premises by the total area of the Building and multiplying the result by 100. Tenant’s Percentage shall be sixty-six and 15/100ths percent (66.15%).

3.15    Tenant’s Personal Property.   Tenant’s trade fixtures, furniture, equipment and other personal property in the Premises.

4.        Lease Term.

4.1      Term.   The Term shall be five (5) years, commencing on the Commencement Date and ending five (5) years thereafter, unless sooner terminated as provided herein, and subject to any option to extend the Term granted herein. Landlord shall use commercially reasonable efforts to deliver vacant possession of the Premises to Tenant in the condition specified in Paragraph 9 hereof by October 1, 2007. If for reasons beyond its control Landlord is unable to deliver possession of the Premises to Tenant by October 1, 2007, Landlord shall not be subject to liability therefore, nor shall such failure affect the validity of this Lease, but in such event the Term of this Lease shall not commence until the date that is forty-five (45) days from the date that Landlord delivers possession of the Premises to Tenant. Notwithstanding the foregoing, if Landlord fails to deliver vacant possession of Premises to Tenant in the condition specified in Paragraph 9 hereof on or before November 1, 2007, then Tenant shall have the right to terminate this Lease upon written notice delivered to Landlord prior to Landlord’s delivery of vacant possession of the Premises to Tenant in the condition specified in Paragraph 9 hereof; whereupon Landlord shall return to Tenant the Security Deposit and all prepaid Rent.

4.2      Early Entry.   Landlord shall deliver vacant possession of the Premises to Tenant in the condition specified in Paragraph 9 hereof and Tenant shall be permitted to enter the Premises promptly upon termination of that certain Lease dated December 30, 1997, as amended, between Landlord and Integrated Circuit Systems, Inc. (the “ICS Lease”), for the purpose of constructing any Tenant Improvements, installing Tenant’s furniture, fixtures and equipment, and otherwise preparing the Premises for Tenant’s occupancy. Such early entry shall be at Tenant’s sole risk and subject to all the terms and provisions hereof, except for the payment of Additional Rent, which shall commence on the Commencement Date, and the payment of Monthly Rent, which shall commence on the first day of the third month of the Term; provided, however, that if Tenant commences occupancy of the Premises prior to the Commencement Date, then Tenant shall pay Tenant’s Percentage of Real Property Taxes, Operating Expenses and insurance premiums, together with all charges for any utilities separately metered to the Premises, commencing with the date of such occupancy by Tenant.

5.        Rent.

5.1      Monthly Rent.   Tenant shall pay to Landlord, in lawful money of the United States, commencing on the Commencement Date and continuing thereafter on the first (1st) day of each calendar month throughout the Term, the net Monthly Rent for the Premises set forth in Section 1.6 above. Net Monthly Rent shall be payable in advance, without abatement, deduction, claim, offset, prior notice or demand, except as otherwise specifically provided herein. The net Monthly Rent due for the third month of the Term shall be paid by Tenant upon execution of this Lease.

5.2      Additional Rent.   This Lease is intended to be a triple net lease. All monies required to be paid by Tenant under this Lease, including, without limitation, Real Property Taxes pursuant to Paragraph 14, Operating Expenses pursuant to Paragraph 16, and insurance premiums pursuant to Paragraph 20, shall be deemed Additional Rent and shall be payable as of the Commencement Date.

6.        Late Payment Charges.   Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, notwithstanding the notice provision in Paragraph 25.1.1, if any installment of Rent or any other charge due from Tenant is not received by Landlord within five (5) days of the date due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge; provided, however, that no such late charge shall be due for the first three (3) late payments occurring during the Term unless such late payment is not received within five (5) days after written notice thereof from Landlord to Tenant. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

Initials:

/s/ Brad W. Krouskup	/s/ Martin J. Silver
Landlord	Tenant

7.        Security Deposit.   Tenant shall deposit with Landlord, upon execution of this Lease, cash in the amount set forth in Section 1.7 above as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant commits an Event of Default with respect to any provision of this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of such damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default to the full extent permitted by law. Tenant hereby waives any restriction on the use or application of the Security Deposit by Landlord as set forth in California Civil Code Section 1950.7. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. The Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days of termination of the Lease; provided, however, that Landlord may retain such portion of the Security Deposit as Landlord reasonably deems to be necessary to cure any default of Tenant under this Lease existing as of such termination.

8.        Holding Over.   If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only and not a renewal hereof or any extension of any further term, and in such case, the net Monthly Rent shall be one hundred fifty percent (150%) of the net Monthly Rent payable during the last month of the Term and such month-to-month tenancy shall be subject to every other term, covenant and agreement of this Lease.

9.        Condition of Premises.   Landlord shall deliver the Premises to Tenant fully demised and with the roof membrane in good condition and repair and with all Building systems, including, but not limited to, HVAC, life safety, electrical, and plumbing, in good working condition. Landlord warrants that such Building systems shall be in good working condition for a period of one hundred twenty (120) days following the Commencement Date, and Landlord shall promptly repair such systems, at its sole costs and expense (and not as an Operating Expense), as necessary to fulfill such warranty; provided, however, that if any such repairs are required as a result of the negligence or willful misconduct of Tenant, its agents, employees, or contractors or as a result of the construction or installation of the Tenant Improvements, such repairs shall be made by Tenant at Tenant’s sole expense. Tenant acknowledges that neither Landlord nor its Agents have agreed to undertake any Alterations or construct any improvements to the Premises except as expressly provide in this Lease. Any Tenant Improvements to the Premises shall be constructed by Tenant in accordance with the Work Letter Agreement attached hereto as EXHIBIT C.

Tenant shall be permitted to use, during the Term of this Lease and at no additional charge for the use thereof, the furniture, trade fixtures and equipment in the Premises as of the date that possession of the Premises is delivered to Tenant, including not less than 86 Techion cubicles and the conference table in the large conference room on the second floor of the Premises (collectively, the “FF&E”); provided, however, that the FF&E shall remain the property of Landlord and shall not be removed from the Premises at any time, except that Tenant may remove an dispose of any FF&E that becomes obsolete, worn out, or unusable, or is demolished as part of the construction of the Tenant Improvements. Landlord shall deliver the FF&E to Tenant and Tenant shall accept the FF&E, in its present condition, “AS IS,” without any representation or warranty as to the condition thereof or its fitness for any particular purpose. Tenant shall surrender the FF&E to Landlord at the expiration or sooner termination of this Lease in the same condition existing as of the date that possession of the Premises was delivered to Tenant, ordinary wear and tear excepted.

10.        Use of the Premises.

10.1      Tenant’s Use.   Tenant shall use the Premises solely for the purposes specified in Paragraph 1.5 and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord which consent shall not be unreasonably withheld.

10.2      Compliance.   Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will violate any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of duly constituted public authorities now in force or which may hereafter be in force, or the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the use or occupancy of the Premises. Tenant shall not commit any public or private nuisance or any other act or thing which might or would unreasonably disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided, if any. Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building. In particular, Tenant, at its sole costs, shall comply with all laws relating to Tenant’s storage, use and disposal of hazardous, toxic or radioactive matter, including those materials identified in 22 California Code of Regulations sections 66261.1 et seq., as they may be amended from time to time (collectively “Toxic Materials”). If Tenant does store, use or dispose of any Toxic Materials, other than office supplies and cleaning supplies typically used in administrative offices, Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises. Landlord shall defend, indemnify and hold Tenant harmless from and against any and all damage, loss, liability or expense including, without limitation, attorneys’ fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by r in any way attributable to the presence of any Toxic Materials in, on or under the Premises, the Building and/or the Property which were not used, stored, released or disposed of in, on or under the Premises, the Building or the Property by Tenant or its Subtenants or either of their respective agents, employees or invitees.

11.        Quiet Enjoyment.   Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

12.        Alterations.   After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Building except for nonstructural Alterations not exceeding Ten Thousand and no/100ths Dollars ($10,0000.00) in cost, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and according to plans and specifications reasonably approved in writing by Landlord. Notwithstanding the foregoing, Tenant shall not, without the prior written consent of Landlord, make any (i) alterations to the exterior of the Building; (ii) alterations to and penetrations of the roof of the Building; or (iii) alterations visible from outside the Building to which Landlord may withhold Landlord’s consent on wholly aesthetic grounds. Landlord shall notify Tenant of Landlord’s approval or disapproval of any proposed Alterations within ten (10) business days after Landlord’s receipt of Tenant’s request therefore and copies of reasonably detailed plans and specifications for the proposed Alterations. All Alterations shall be installed at Tenant’s sole expense, in compliance with all applicable laws and permit requirements by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date and shall not diminish the value of the Building. All Alterations made by Tenant shall be and become the property of Landlord upon the expiration or sooner termination of this Lease and shall not be deemed Tenant’s Personal Property; provided, however, that Landlord may, at Landlord’s option (notice of which Landlord shall give Tenant at least 30 days prior to the expiration of the Term), require Tenant to remove from the Premises no later than the expiration or earlier termination of this Lease, and at Tenant’s expense, any or all Alterations installed by Tenant; provided further that Landlord informs Tenant that it may require such removal at the time Landlord consents to such Alterations. If Tenant removes any Alterations as required or permitted herein, Tenant shall repair any and all damage to the Premises caused by such removal, normal wear and tear excepted and subject to the provisions of Paragraph 22. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any Alterations made by it to the Premises. The provisions of this Paragraph 12 shall not apply to the Tenant Improvements.

13.        Surrender of the Premises.   Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the date Tenant originally took possession of the Premises (as modified by any Alterations permitted, approved or deemed approved by Landlord, subject to Tenant’s obligation to remove such Alterations in accordance with Paragraph 12 hereof), normal wear and tear and fire or other casualty excepted, with all interior areas clean. Tenant shall remove from the Premises all of Tenant’s Alterations required to be removed pursuant to Paragraph 12, and all Tenant’s Personal Property and repair any damage caused by such removal. If Tenant fails to remove such Alterations and Tenant’s Personal Property, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant’s account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant’s Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord.

14.        Real Property Taxes.

14.1      Payment by Tenant.   On April 1 and December 1 of each calendar year during the Term, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of the Real Property Taxes as set forth on the County assessor’s tax statement for the Premises. Landlord shall give Tenant at least ten (10) days prior written notice of the amount so due. If Tenant fails to pay Tenant’s Percentage of the Real Property Taxes on or before April 1 and December 1, respectively, Tenant shall pay to Landlord any penalty incurred by such late payment. Tenant shall pay Tenant’s Percentage of any Real Property Tax not included within the County tax assessor’s tax statement within ten (10) days after being billed for same by Landlord, provided however, Landlord shall not bill Tenant more than thirty (30) days prior to the due date of the tax statement. The foregoing dates are based on the dates established by the County as the dates on which Real Property Taxes become delinquent if not paid. If such delinquency dates change, the dates on which Tenant must pay such taxes shall be at least ten (10) days prior to the delinquency dates. Notwithstanding the above, if Landlord elects, Landlord may bill the Tenant on a monthly basis Landlord’s reasonable estimate of Real Property Taxes, as and with estimated Operating Expenses and adjust such payments as provided in Section 16.2.3.

14.2      Taxes on Tenant Improvements and Personal Property.   Notwithstanding any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all Alterations and Tenant Improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant’s Personal Property in, on or about the Premises. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord.

14.3      Proration.   Tenant’s liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term.

15.        Utilities and Services.   Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, sewer, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the

Premises during the Term, together with any taxes thereon. Any utilities that are not separately metered to the Premises shall be charged to Tenant on an equitable basis as reasonably determined by Landlord. Landlord shall not be liable in damages, consequential or otherwise, nor shall there be any Rent reduction, Rent abatement or right of Tenant to terminate this Lease, as a result of any failure or interruption of any utility service or other service furnished to the Premises. Landlord shall use diligent efforts to promptly correct any failure or interruption caused by the act or neglect of Landlord or any other tenant of the Building. Notwithstanding the foregoing, if any failure or interruption of utilities or services is caused by the negligence or willful misconduct of Landlord, its agents, or employees, and such failure continues for more than two (2) consecutive business days, then Tenant shall be entitled to a proportionate abatement of Rent, commencing with the expiration of such two-day period and continuing until such utilities and/or services are fully restored, based on the extent to which such interruption or failure interferes with Tenant’s use of the Premises.

16.        Repair and Maintenance.

16.1      Landlord’s Obligations.   Landlord shall at all times and at its own expense clean, keep and maintain in good safe and sanitary order, condition and repair the structural parts of the Building, which structural parts include only the foundation, subflooring, roof, structure, exterior walls, exterior plumbing, and exterior electrical connections to the Premises, except for any damage thereto caused by the willful misconduct, negligence acts or omissions of Tenant or of Tenant’s agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease, or caused by Alterations made by Tenant or by Tenant’s agents, employees or contractors, which shall be Tenant’s responsibility (except to the extent such damage is covered by Landlord’s insurance, in which cause Landlord shall repair such damage). Landlord shall also maintain, repair and replace as necessary to keep the same in good working condition and repair, the roof membrane of the Building, the HVAC system for the Premises, the Common area of the Building, and the Outside Area and Tenant shall reimburse Landlord for the costs thereof, as provided in Paragraph 16.3. At Landlord’s option, Landlord shall have the right to require Tenant to maintain and repair the HVAC system for the Premises. In such case, Tenant shall cause the HVAC system for the Premises to be maintained in at least as good condition as received at all times and Tenant shall obtain an HVAC system preventative maintenance contract with monthly service which shall be subject to the reasonable approval of Landlord and paid for by Tenant and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventative maintenance; provided, however, that in such event Tenant shall not be required to pay more than Three Thousand ($3,000) per repair for any repairs made to the HVAC system serving the Premises, nor more than Fifteen Thousand Dollars ($15,000) per year, in the aggregate, for any repairs to the HVAC system serving the Premises. If Tenant is performing the repair and maintenance of the HVAC system, Tenant shall have the benefit of all warranties available to Landlord regarding such equipment. It is a condition precedent to all obligations of Landlord to repair and maintain under this Paragraph 16.1 that Tenant shall have notified Landlord in writing of the need for such repairs or maintenance.

16.2      Tenant’s Obligations.   Tenant shall at all times and at its own expense, clean, keep and maintain in good, safe and sanitary order, condition and repair every part of the interior of the Premises which is not within Landlord’s obligation pursuant to Paragraph 16.1.

Tenant’s repair and maintenance obligations shall include, without limitation, all plumbing and sewage facilities within the Premises, fixtures, interior walls, floors, ceilings, interior windows, doors, entrances, plateglass, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, any automatic fire extinguisher equipment within the Premises, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall provide at Tenant’s expense all janitorial service to the Premises and all pest control within the Premises. All glass is at the sole risk of Tenant, and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.

16.3      Tenant to Pay Operating Expenses.   Tenant shall pay, as Additional Rent, Tenant’s Percentage of all reasonable costs and expenses as may be paid or incurred by Landlord in maintaining, operating and repairing the Building and the Outside Area (“Operating Expenses”). The Operating Expenses may include, without limitation, the costs of labor, materials, supplies and services used or consumed in operating, maintaining and repairing the roof membrane, the HVAC system (subject to the limitations set forth below), the Common Area, and the Outside Area, including landscaping and sprinkler systems, concrete walkways and paved parking area; maintaining and repairing signs and site lighting; all utilities provided to the Building (other than electricity, which shall be separately metered to the Premises) and the Outside Area; any alterations or improvements required by governmental authority; and the cost of maintaining, repairing and replacing exterior windows and the non-structural components of the roof of the Building, and a reasonable management fee. The cost of any repair, replacement or improvement to the Building and/or the Outside Area which constitutes a capital expenditure under generally accepted accounting principles shall be fully amortized, on a straight-line basis, over the useful life of the capital item and only the annual amortized cost of such capital item shall be included in Operating Expenses annually. Notwithstanding the foregoing, Operating Expenses shall not include, and Tenant shall have no obligation to pay, any of the following: (i) depreciation and amortization; (ii) management fees for the Building in excess of three percent (3%) of the monthly Rent collected; (iii) financing and refinancing costs; (iv) brokerage commissions and marketing costs; (v) costs incurred in connection with leasing or re-leasing space in the Building, such as space planning, architectural, engineering, attorneys’ fees, advertising costs, cost of tenant improvements and tenant allowances, tenant concessions and promotional expenses; (vi) costs incurred in connection with the modification of enforcement of leases and disputes with tenants, lenders or contractors; (vii) costs paid for by the proceeds of any insurance, warranty or guaranty benefiting Landlord; (viii) damages and costs relating to construction or design defects in the Building or the Outside Areas; and (ix) costs incurred in connection with or otherwise associated with any testing, measuring, inspection, responding, clean-up, removal or remediation of or to Toxic Materials located on or about the Building or the Property. Furthermore, during the initial Term of this Lease only, Tenant shall not be required to pay more than Three Thousand ($3,000) per repair or replacement for any repairs or replacements made to the HVAC system serving the Premises, nor more than Fifteen Thousand Dollars ($15,000) per year, in the aggregate, for any repairs or replacements to the HVAC system serving the Premises. The foregoing limitation shall apply only to the costs of any repairs and replacements to the HVAC system and shall not apply to the routine maintenance and servicing of the HVAC system, which shall be included in Operating Expenses, nor shall such limitation apply to the cost of any repairs or replacements to the HVAC system that are required as result of the gross negligence or willful misconduct of Tenant, its agents, employees or contractors, which shall be paid by Tenant upon receipt of an invoice from Landlord for such repairs and/or replacements.

16.4      Monthly Payments.   From and after the Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the Term Tenant’s Percentage of the amount estimated by Landlord to be the monthly Operating Expenses. Such estimated monthly Operating Expenses may be adjusted by Landlord at the end of any calendar quarter on the basis of Landlord’s experience and reasonably anticipated costs. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of written notice of the adjustment. Within on hundred twenty (120) days following the end of each calendar year Landlord shall furnish Tenant a reasonably detailed and itemized statement (the “Statement”) of actual Operating Expenses (the “Actual Expenses”) for the calendar year and the payments made by Tenant with respect to such period. If Tenant’s payments for the Operating Expenses do not equal Tenant’s Percentage of the Actual Expenses, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such Statement. If Tenant’s payments exceed Tenant’s Percentage of the Actual Expenses, Landlord shall either offset the excess against the Operating Expenses next thereafter to become due to Landlord, or shall refund the amount of the overpayments to Tenant, in cash, as Landlord shall elect. There shall be appropriate adjustments of the Operating Expenses as of the Commencement Date and expiration of the Term. Any delay by Landlord in delivering any Statement of Operating Expenses for a period greater than one (1) year after the applicable calendar year shall release Tenant of its obligation to pay any deficiency to Landlord as set forth herein.

16.5      Tenant’s Audit Rights.   If Tenant disputes the amount of the Operating Expenses set forth in the Statement delivered by Landlord to Tenant, Tenant shall have the right, at Tenant’s costs, after reasonable notice to Landlord, to inspect, at Landlord’s office during normal business hours, Landlord’s books and records directly relating to the Operating Expenses set forth in the Statement provided that Tenant conducts such inspection within six (6) months after Landlord has delivered the Statement. Notwithstanding Tenant’s timely objection, dispute, inspection and/or audit to or of any Operating Expenses as permitted in this Section 16.5, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amount of any Operating Expenses to be paid by Tenant as provided in Section 16.4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit that may be performed by Tenant. If the audit performed by Tenant reveals that Landlord has over-charged Tenant, then unless Landlord disputes the results of Tenant’s audit, within thirty (30) days after the results of such audit are made available to Landlord , Landlord shall either credit such amount against the Operating Expenses next due from Tenant or reimburse to Tenant the amount of such over-charge. If Tenant’s audit reveals that Tenant was under-charged, then, within thirty (30) days after the results of such audit are made available to Landlord, Tenant shall pay to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement which was the subject of such audit was in error to Tenant’s disadvantage by more than five percent (5%), in which case Landlord shall reimburse Tenant for the reasonable cost of such audit. If, however, Landlord disputes the results of Tenant’s audit, then Landlord shall so notify Tenant within thirty (30) days after the results of Tenant’s audit are made available to Landlord, which notice shall also specify in reasonable detail the reasons that Landlord disputes the results of Tenant’s audit. If Landlord and Tenant fail to resolve such dispute within thirty (30) days after Landlord has notified Tenant that it disputes the results of Tenant’s audit, then the parties agree that the matter shall be resolved by another audit to be performed by a reputable, independent accounting firm. The results of such audit shall be binding upon the parties and Landlord or Tenant, as applicable, shall pay to the other, within thirty (30) days after the result of such independent audit are made final, any amount owing to the other as disclosed by the results of such audit. The cost of such independent audit shall be shared equally by the parties.

16.6      Waiver.   Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to make repairs and deduct the expenses of such repairs from the Rent under this Lease.

16.7      Compliance with Government Regulations.   Tenant shall, at its cost, comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including state, municipal, County and federal governments and their departments, bureaus, boards and officials) arising from the use of occupancy of the Premises. Notwithstanding the foregoing, Tenant shall have no obligation to make any improvements or alterations to the Building or the Premises in order to cause the same to be in compliance with such applicable laws unless such improvements or alterations are required solely as a result of the Tenant Improvements, any Alterations to the Premises, or Tenant’s particular use of the Premises.

17.        Liens.   Tenant shall keep the Building and the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and hereby indemnifies and holds Landlord and its Agents harmless from all liability and cost, including attorneys’ fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released or record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice reasonable deemed proper by Landlord. If Tenant fails to so remove any such lien within the prescribed ten (10) day period, then Landlord may do so and Tenant shall reimburse Landlord upon demand. Such reimbursement shall include all sums incurred by Landlord including Landlord’s reasonable attorneys’ fees, with interest thereon at the Interest Rate.

18.        Landlord’s Right to Enter the Premises.   Tenant shall permit Landlord and its Agent to enter the Premises, including the Building, at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect to same, to post Notices of Nonresponsibility and similar notices, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary repairs, to discharge Tenant’s obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred eighty (180) days prior to the expiration of the Term, to place upon the Building or in the Outside Area ordinary “For Lease” signs and to show the Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant’s business.

19.        Signs.   Tenant shall have the right to install Tenant identification signage on the exterior of the Building and on the monument sign located in the Outside Area, subject to Landlord’s written approval of the proposed signage, which approval shall not be unreasonably withheld or delayed, and any required municipal or governmental approvals. All costs associated with the design, installation and governmental approvals for Tenant’s signage shall be paid by Tenant. Tenant shall have no other right to maintain Tenant identification signs in any other location in, on or about the Premises, the Building or the Outside Area and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building. The cost of maintaining the signs shall be included in Operating Expense. Tenant shall be solely responsible for the cost of any repairs to Tenant’s signage and shall, at the expiration or sooner termination of this Lease remove Tenant’s signs from the Property and repair any damage to the Building and/or the monument sign caused by the installation and/or removal of Tenant’s signs. If Tenant fails to remove any such signs upon termination of this Lease and/or repair any damage to the Building or the monument sign caused by the installation or removal of Tenant’s signs, Landlord may do so at Tenant’s expense and Tenant’s reimbursement to Landlord for such amounts shall be deemed Additional Rent.

20.        Insurance.

20.1      Tenant’s Indemnification.   Subject to the provisions of Paragraph 21, Tenant hereby agrees to defend, indemnify and hold harmless Landlord and Landlord’s Agents from and against any and all damage, loss, liability or expense including, without limitation, reasonable attorneys’ fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises by Tenant, negligence or willful misconduct of Tenant, Tenant’s agents, or any contractors brought onto the Premises by Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s Agent. Tenant agrees that the obligations assumed herein shall survive this Lease.

20.2      Tenant’s Insurance.   Tenant agrees to maintain in full force and effect at all times during the Term, at its own expense, policies of insurance issued by a responsible carrier or carriers reasonably acceptable to Landlord which afford the following coverages:

20.2.1      Liability.   Commercial general liability insurance in an amount not less than Two Million and no/100ths Dollars ($2,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations, products liability, and fire damage legal (in an amount not less than One Hundred Thousand and no/100ths Dollars ($100,000.00)), naming Landlord and its Agents as additional insureds.

20.2.2      Personal Property.   “All Risk” or causes of loss – special form property insurance (including, without limitation, vandalism, malicious mischief, and sprinkler leakage endorsement) on Tenant’s Personal Property located on or in the Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form.

20.3      All-Risk Insurance.   During the Term Landlord shall maintain “All Risk” or causes of loss – special form property insurance, including inflation endorsement, sprinkler leakage endorsement, and flood coverage; also including, at Landlord’s option, earthquake coverage on the Building, excluding coverage of all Tenant’s Personal Property located on or in the Building, but including the Tenant Improvements. Such insurance shall also include insurance against loss of rents on all “All Risk” basis, including earthquake and flood, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and its Agents as named insureds and include a lender’s loss payable endorsement in favor of Landlord’s lender (Form 438 BFU Endorsement). Tenant shall reimburse Landlord monthly, as Additional Rent, on the first day of each calendar month of the Term, for Tenant’s Percentage of one-twelfth (1/12th) of the annual cost of such insurance, prorated for any partial month, or on such other periodic basis as Landlord shall elect. If the insurance premiums are increased after the Commencement Date due to an increase in premium rates, an increase in the valuation of the Building or its replacement cost, Tenant shall pay such increase within twenty (20) days of notice of such increase. Landlord shall have the right to insure the Building on a policy that includes other buildings. In such case, Tenant shall pay a percentage of such policy cost determined by dividing the square footage of the Building by the square footage of all buildings covered by such policy.

20.4      Certificates.   Tenant shall deliver to Landlord at least ten (10) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least ten (10) days prior to expiration of each such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. The certificates shall expressly provide that the interest of Landlord therein shall not be affected by any breach of Tenant of any policy provision for which such certificates evidence coverage. All certificates shall expressly provide that no less than thirty (30) days’ prior written notice shall be given Landlord in the event of cancellation of the coverages evidenced by such certificates.

20.5      Insurance Requirements.   All insurance shall be in a form satisfactory to Landlord and shall be carried with companies that have a general policy holder’s rating of not less than “A-” and a financial rating of not less than Class “VII” in the most current edition of Best’s Insurance Reports; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days’ prior written notice to Landlord; and shall be primary as to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than ten (10) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder, and such failure continues for a period of five (5) business days after written notice thereof from Landlord, Landlord may, upon written notice to Tenant, order such insurance at Tenant’s expense and Tenant shall reimburse Landlord. Such reimbursement shall include all sums incurred by Landlord, including Landlord’s reasonable attorneys’ fees and costs, with interest thereon at the Interest Rate.

20.6      Landlord’s Disclaimer.   Landlord and its Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other cause whatsoever, unless caused by or due to the negligence or willful acts of Landlord. Landlord and its Agents shall not be liable for interference with the light, air, or any latent defect in the Premises not known to Landlord. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

21.        Waiver of Subrogation.   Notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss or damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage, even if such damage may have been caused by the negligence of the other party, its agents or employees. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

22.        Damage or Destruction.

22.1      Partial Damage Insured.   If the Premises are damaged by any casualty which is covered under the “All-Risk” or causes of loss – special form insurance carried by Landlord pursuant to Paragraph 20.3, then Landlord shall restore such damage, provided insurance proceeds are available to pay at least ninety percent (90%) of the cost of restoration and provided such restoration can be completed within one hundred eighty (180) days after the commencement of the work in the reasonable opinion of a registered architect or engineer appointed by Landlord for such determination, which opinion Landlord shall obtain within sixty (60) days of the date of damage. If insurance proceeds are not available to cover ninety percent (90%) or more of the cost of restoration or the estimated period for restoration exceeds one hundred eighty (180) days, Landlord may terminate this Lease by written notice to the other party hereto within thirty (30) days after determination of the estimated period for restoration. In the event Landlord elects or is obligated to restore the Premises, this Lease shall continue in full force and effect, except that Tenant shall be entitled to a proportionate reduction of net Monthly Rent while such restoration takes place, such proportionate reduction to be based upon the extent to which the restoration efforts interfere with Tenant’s use of the Premises, as reasonably agreed upon between Tenant and Landlord. Any dispute between Landlord and Tenant as to the amount of such rent reduction shall be resolved by arbitration, and such arbitration shall comply with and be governed by the California Arbitration Act Sections 1280 through 1294.2 of the California Code of Civil Procedure. If it is anticipated by Landlord that such restoration cannot be completed within one hundred eighty (180) days, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days after receipt of written notice of the estimated repair period. If neither Landlord nor Tenant terminate this Lease as permitted herein, Landlord shall promptly commence the process of obtaining the necessary permits and approvals and repair the Premises and the Tenant Improvements. If, however, this Lease is terminated by either party, Landlord shall refund to Tenant any Rent previously paid by Tenant which is allocable to the period after the date of damage or destruction.

22.2      Partial Damage – Uninsured.   If the Premises are damaged by a risk not covered by Landlord’s insurance, or the proceeds of available insurance are less than ninety percent (90%) of the cost of restoration, or the restoration cannot be completed within one hundred eighty (180) days after the commencement of work, in the reasonable opinion of the registered architect or engineer appointed by Landlord for such determination, then Landlord shall have the option either to: (i) repair or restore such damage, this Lease continuing in full force and effect, but the net Monthly Rent to be proportionately abated as provided in Paragraph 22.1; or (ii) give notice to Tenant at any time within thirty (30) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. If notice of termination is given, this Lease shall expire and all interest of Tenant in the Premises shall terminate on such date so specified in such notice and the Monthly Rent, reduced by any proportionate reduction based upon the extent, if any, to which such damage interfered with the use of the Premises by Tenant, shall be paid to the date of such termination. If it is anticipated by Landlord that such restoration cannot be completed within one hundred eighty (180) days after commencement of work, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days after receipt of written notice of the estimated repair period. Landlord shall provide Tenant with written notice of the estimated repair period as soon as reasonably possible following the damage or destruction. If neither Landlord nor Tenant terminate this Lease as permitted herein, Landlord shall promptly commence the process of obtaining the necessary permits and approvals and repair the Premises and the Tenant Improvements. If, however, this Lease is terminated by either party, Landlord shall refund to Tenant any Rent previously paid by Tenant which is allocable to the period after the date of damage or destruction.

22.3      Total Destruction.   If the Premises are totally destroyed or the Premises cannot be reasonably restored under applicable laws and regulations or due to the presence of hazardous factors such as earthquake faults, chemical waste and similar dangers, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective the date of the damage.

22.4      Landlord’s Obligations.   Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any panelings, decorations, partitions, railings, floor coverings, office fixtures which are Alterations or Personal Property installed in the Premises by Tenant or at the expense of Tenant. Tenant shall be required to restore or replace the same excluding those Tenant Improvements defined in the Work Letter Agreement attached hereto. Except for abatement of Monthly Rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration; nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises, except as expressly provided herein.

22.5      Damage Near End of Term.   Anything herein to the contrary notwithstanding, if the Premises are destroyed or significantly damaged during the last twelve (12) months of the Term, then Landlord may cancel and terminate this Lease as of the date of the occurrence of such damage. If such damage substantially interferes with Tenant’s use of the Premises, then Tenant may cancel and terminate this Lease as of the date of the occurrence of such damage. If neither Landlord nor Tenant elects to so terminate this Lease, the repair of such damage shall be governed by the other provisions of this Paragraph 22.

23.        Condemnation.   If title to all of the Premises or so much thereof is taken or appropriated for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not, in Landlord’s and Tenant’s mutual reasonable judgment, result in the Premises being suitable for Tenant’s continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or Building or part thereof be taken, provided that if the parties disagree, the Lease shall not terminate and the issue as to whether the remaining Premises are suitable for Tenant’s continued occupancy for the uses permitted by this Lease shall be submitted into arbitration and such arbitration shall comply and be governed by the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this paragraph. If any part of the Premises is taken and the remaining part is reasonably suitable for Tenant’s continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken. If the Premises is so partially taken the Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant’s use and occupancy of the Premises is reduced. If the parties disagree as to the suitability of the Premises for Tenant’s continued occupancy or the amount of any applicable Rent reduction, the matter shall be resolved by arbitration. No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant’s Personal Property, for the interruption of Tenant’s business, or its moving costs, or for the loss of its good will. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent except to the extent of interference with Tenant’s use of the Premises and to the extent covered by rent abatement insurance; provided, however, that in any event Rent shall not be abated if Tenant is separately and directly compensated for such interference by the condemning authority. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this paragraph.

24.        Assignment and Subletting.

24.1      Landlord’s Consent.   Tenant shall not enter into a Sublet without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord’s prior written consent shall be void and confer no rights upon any third person and shall be deemed a material default of this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Notwithstanding anything contained herein, Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord’s consent to a Sublet unless Landlord specifically grants such release in writing.

24.2      Information to Be Furnished.   If Tenant desires at any time to Sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

24.3      Landlord’s Alternatives.   At any time within fifteen (15) days after Landlord’s receipt of the information specified in Paragraph 24.2, Landlord may, by written notice to Tenant, elect: (i) to consent to the Sublet by Tenant; or (ii) to reasonably refuse its consent to the Sublet, in which case such notice shall be set forth in reasonable detail the reasons for such disapproval. If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 24.2.

24.4      Executed Counterpart.   No Sublet shall be valid nor shall any Subtenant take possession of the Premises until an executed counterpart of the Sublet agreement has been delivered to Landlord.

24.5      Exempt Sublets.   Notwithstanding the above, Tenant may Sublet without Landlord’s consent to any subsidiary or affiliate in which Tenant has an ownership interest, to any parent of Tenant, to any subsidiary or affiliate in which Tenant’s parent owns an interest, or to any entity in which Tenant may be merged or consolidated or which acquires all or substantially all of Tenant’s assets or stock; provided, however, that (a) in the event of an assignment of this Lease the assignee executes, acknowledges and delivers to Landlord an agreement whereby the assignee assumes and agrees to be bound by all of the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, and (b) in connection with an assignment of this Lease made in connection with a sale of Tenant’s stock or assets, the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant at the commencement of this Lease. In addition, the sale of stock in Tenant pursuant to a public offering or on a stock exchange shall not constitute a Sublet.

24.6      Sublet Profits.   If the Rent received by Tenant from any Sublet (less Tenant’s actual out-of-pocket expenditures for reasonable attorneys’ fees, leasing commissions, advertising, and tenant improvements to the Premises made to induce the Sublet) exceeds the

Rent payable by Tenant under this Lease, Tenant shall pay one-half ( 1/2) of such excess to Landlord monthly as Additional Rent.

25.        Default.

25.1      Tenant’s Default.  A default under this Lease by Tenant shall exist if any of the following events shall occur (each an “Event of Default”):

25.1.1 If Tenant fails to pay Rent or any other sum required to be paid hereunder when due, which failure continues uncured for a period of three (3) days after written notice thereof; or

25.1.2 If Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured, within the thirty (30) day period, that Tenant shall not be in default if it commences such performance within the thirty (30) day period and diligently thereafter prosecutes the same to completion; or

25.1.3 If Tenant assigns its assets for the benefit of its creditors; or

25.1.4 If a court shall make or enter any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of sixty (60) days.

25.2      Remedies.  Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

25.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

25.2.2 Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs reasonably allocable to the remaining Term Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to remove all Tenant’s Personal Property and store same at Tenant’s cost and to recover from Tenant as damages:

(a)        The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

(b)        The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(c)        The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d)        Any other amount necessary which is to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom; plus

(e)        At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The “worth at the time of award” of the amounts referred to in Paragraphs 25.2.2(a) and 25.2.2(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The “worth at the time of award” of the amount referred to in Paragraph 25.2.2(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

25.2.3 Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

25.3      Landlord’s Default.  Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

26.      Subordination.  This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively “Encumbrances”) which may now affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance (“Holder”) shall require that this Lease to be prior and superior thereto, within ten (10) business days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all reasonable documents or instruments which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which may hereafter be executed covering the Premises, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant’s rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) business days after Landlord’s written request, Tenant shall execute any and all commercially reasonable documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, it shall be deemed that this Lease is so subordinated. Notwithstanding anything to the contrary set forth in this paragraph, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance. Notwithstanding anything to the contrary set forth in this Paragraph 26, Landlord shall provide to Tenant from all lenders currently holding a deed of trust, mortgage or other financing instrument on the Building or the underlying real property or on any lease thereof, and from all landlords under any ground or underlying lease currently in effect, a commercially reasonable non-disturbance agreement within thirty (30) days after the date of execution of this Lease, and the failure to do so, shall give Tenant the right to terminate this Lease upon written notice to Landlord.

27.        Notices.  Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail or by Federal Express or other reputable overnight courier service. If given by mail, such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, and postage prepaid, addressed to the party to be served. If given by overnight courier service, such notice shall be deemed to be effective upon the next business day after deposit with the courier service. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in the first paragraph of this Lease. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this paragraph.

28.        Attorneys’ Fees.  If either party brings any action, legal proceeding or arbitration proceeding for damages for an alleged breach of any provision of this Lease, to recover rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and costs.

29.        Tenant Statements.  Tenant shall within ten (10) business days following written request by Landlord:

29.1      Estoppel Certificates.  Execute and deliver to Landlord any documents, including estoppels certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and (c) evidencing the status of the Lease as may reasonably be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord. Tenant’s failure to deliver an estoppel certificate within ten (10) business days after delivery of Landlord’s written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord’s performance and (c) that no Rent has been paid in advance. If Tenant fails to so deliver a requested estoppel certificate within the prescribed time it shall be deemed that there exist no defaults under this Lease on the part of Landlord, that the rent is current and that Tenant has no claims against Landlord.

29.2      Financial Statements.  If required by Landlord’s lender or if requested by Landlord in connection with a proposed sale of the Property or a proposed assignment of this Lease by Tenant, and subject to Landlord’s execution of a commercially reasonable confidentiality agreement, deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, including a balance sheet and profit and loss statement for the most recent prior year, all prepared by a certified public accountant.

30.        Transfer of the Premises by Landlord.  In the event of any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease accruing after the date of such conveyance and assignment, provided such transferee assumes Landlord’s obligations under this Lease, and Tenant agrees to attorn to such transferee.

31.        Landlord’s Right to Perform Tenant’s Covenants.  If Tenant fails to make any payment or perform any other act on its part to be made or performed under this Lease, provided that Landlord has delivered to Tenant written notice and Tenant has failed to commence and diligently pursue such performance within ten (10) days of its receipt of such notice, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may reasonably deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant upon receipt of written demand by Landlord, together with interest thereon at the Interest Rate from the date Tenant receives Landlord’s written demand to the date of payment by Tenant to Landlord, plus collection costs and attorneys’ fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

32.        Tenant’s Remedy.  If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Property and out of Rent or other income from the Property received by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Premises, and neither Landlord nor its Agents shall be liable for any deficiency.

33.        Mortgagee Protection.  If Landlord defaults under this Lease, Tenant will notify by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises, of whom Tenant has been notified in writing, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

34.        Brokers.  Tenant and Landlord warrant and represent that, except for those brokers listed in Paragraph 1.9 above, they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant and Landlord each agree to defend, indemnify and hold the other party and its Agents from and against any and all liabilities or expenses, including attorneys’ fees and costs, arising out of or in connection with claims made by any other broker or individual for commissions or fees on the basis of the acts or omissions of the indemnifying party.

35.        Acceptance.  Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

36.        Recording.  Neither party shall record this Lease.

37.        Quitclaim.  Upon thirty (30) days prior to the expiration of the Term, or, if this Lease is terminated prior to the expiration of the Term, within five (5) business days of Landlord’s written request, Tenant shall execute, have acknowledged and deliver to Landlord a quitclaim deed of the Premises, which quitclaim deed may, at Landlord’s election, be recorded upon termination of the Lease or anytime thereafter.

38.        Modification for Lender.  If, in connection with obtaining financing for the Building or any portion thereof, Landlord’s lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not adversely affect Tenant’s rights hereunder and are reasonably and customarily required by lenders in similar transactions.

39.        Parking.  Tenant and Tenant’s Agents and invitees shall have the right to use Tenant’s Percentage Share of all parking spaces located at the Property’s parking facilities in common with other tenants of the Property upon terms and conditions as may from time to time be reasonably established by Landlord. Landlord shall not allow other tenants of the Property to use more than their respective Percentage Shares of the parking spaces located at the parking facilities. Upon Tenant’s request, Landlord shall take reasonable steps to prevent other tenants from using more than their Percentage Share of such parking.

40.        Option to Extend.

40.1      Provided there is not an uncured Event of Default, either at the time of exercise or at the time the extended Term commences, Tenant shall have the option to extend the Term of this Lease for one (1) additional period of two (2) years (“Option Period”) on the same terms, covenants and conditions provided herein, except that upon such renewal the Monthly Rent due hereunder shall be the greater of (1) ninety-five percent (95%) of the then fair market rental value of the Premises, and (2) $1.90 per square foot per month. Tenant shall exercise its option by giving Landlord written notice (“Option Notice”) at least one hundred eighty (180) days, but not more than two hundred seventy (270) days, prior to the expiration of the initial Term of this Lease. This option to extend is personal to Tenant and may not be transferred or assigned to any third party.

40.2      The then fair market rental value of the Premises for the Option Period shall be determined as follows:

40.2.1 The parties shall have thirty (30) days after landlord receives the Option Notice within which to agree on the then fair market rental value of the Premises as defined in Paragraph 40.2.2. If the parties agree on the then fair market rental value of the Premises for the Option Period within thirty (30) days, they shall immediately execute an amendment to this Lease stating the Monthly Rent for the Option Period. If the parties are unable to agree on the then fair market rental value of the Premises for the Option Period within thirty (30) days, then, the then fair market rental value of the Premises shall be determined as provided in Paragraph 40.2.3.

40.2.2 The “then fair market rental value of the Premises” shall be defined to mean the fair market rental value of the Premises as of the commencement of the Option Period, taking into consideration all relevant factors, including the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable office/R&D space located in San Jose, California.

40.2.3 Within seven (7) days after the expiration of the thirty (30)-day period set forth in paragraph 40.2.1, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years’ full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the then fair market rental value of the Premises. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the then fair market rental value of the Premises. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days’ notice to the other party, can apply to the then Presiding Judge of the Santa Clara County Superior Court, for the selection of the third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the then fair market rental value of the Premises. If a majority of the appraisers are unable to set the then fair market rental value of the Premises within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the then fair market rental value of the Premises. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the then fair market rental value of the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, then only the middle appraisal shall be used as the result of the appraisal. After the fair market rental value of the Premises has been set, the appraisers shall immediately notify the parties and the parties shall amend this Lease to set forth the Monthly Rent for the Option Period.

41.        Right of First Refusal to Lease Additional Space.  Provided that there is not an uncured Event of Default at the time of exercise, Tenant shall have the right of first refusal to lease any space in the Building that is adjacent to the Premises (the “Additional Space”) on the following terms and conditions. If at any time during the Term of this Lease, including any extension or renewal thereof, Landlord receives a bona fide offer to lease all or any portion of the Additional Space on terms and conditions acceptable to Landlord, as evidenced by a letter of intent or other written offer, Landlord shall notify Tenant in writing of the location and approximate rentable area of the space that is covered by such third-party offer (the “Available Space”) and the terms of such third-party offer (“Landlord’s Notice”). Tenant shall have five (5) business days after receipt of Landlord’s Notice to notify Landlord in writing of Tenant’s election to lease the Available Space on the terms stated in Landlord’s Notice, which shall include an allowance equal to the greater of the allowance specified in Landlord’s Notice, or $30,000, for tenant improvements to the Available Space (but only for the first of any Available Space leased by Tenant if less than the entire Additional Space is covered by Landlord’s Notice). If Tenant notifies Landlord in writing within such five-day period of Tenant’s election to lease the Available Space on the terms stated in Landlord’s Notice, Landlord and Tenant shall execute an amendment to this Lease adding the Available Space to the Premises and modifying the Monthly Rent and any other terms affected by the addition of the Available Space. If, however, Tenant fails to notify Landlord of Tenant’s election to lease the Available Space within such five-day period or, if Landlord and Tenant, through no fault of Landlord, fail to execute an amendment to this Lease within thirty (30) days after the date of Tenant’s notice to Landlord, Tenant shall be deemed to have waived its right to lease the Available Space at such time and Landlord shall have the right to lease the Available Space to the third party on substantially the same terms stated in Landlord’s Notice without further notice to Tenant. This right of first refusal to lease the Additional Space is personal to Tenant and may not be transferred or assigned to any third party.

42.        Landlord’s Contingency.      Landlord and Tenant acknowledge that the effectiveness of this Lease is contingent upon Landlord entering into an agreement with Integrated Circuit Systems, Inc. for the early termination of the ICS Lease, on terms and conditions satisfactory to Landlord in its sole discretion (the “Termination Agreement”). Landlord shall use commercially reasonable efforts to obtain such Termination Agreement as soon as reasonably possible and shall notify Tenant in writing as soon as the Termination Agreement has been executed by Landlord and Integrated Circuit Systems, Inc. If the Landlord does not provide Tenant with reasonable evidence that this contingency has been met on or before October 14, 2007, Tenant may terminate this Lease upon written notice to Landlord whereupon Landlord shall return to Tenant the Security Deposit and all prepaid rents.

43.        Roof Rights.

Subject to the terms and conditions set forth in this Section 42, and Tenant’s receipt of all necessary governmental approvals, Tenant shall have the non-exclusive right to install and operate a satellite dish on the roof of the Building, and related cabling within the Building risers (collectively, “Tenant’s Equipment”), at no charge to Tenant for the use of the roof and the risers, for the purpose of transmitting and/or receiving microwave or radio signals, in a manner consistent with Tenant’s business. Tenant shall, however, be responsible for all costs associated with the installation, maintenance and repair of Tenant’s Equipment as well as any utility costs associated with the operation of Tenant’s Equipment. The number, size, location and method of installing or affixing Tenant’s Equipment on the roof shall subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned so long as Tenant’s Equipment can be installed and operated on the roof of the Building without damaging the Building structure and without interfering with the transmissions of any other equipment installed on the roof of the Building, whether the same is operated by Landlord, a licensee of Landlord, or another tenant of the Building. Installation shall be designed and supervised by a duly registered and qualified professional engineer or architect approved by the Landlord. The installation shall be actually fastened (bolted, welded or otherwise positively anchored, not ballasted) to the structure and properly flashed to the roof membrane with all necessary work to preserve the roof integrity and any warranties. Any future installations or changes in Tenant’s Equipment shall be subject to all the conditions and restrictions for original installation of Tenant’s Equipment as set forth herein, and shall be subject to Landlord’s prior approval. For any transmitting device, the Tenant shall submit data to the Landlord detailing necessary safety precautions that will be used on the installation, including BMF output, in keeping with accepted operating and safety standards. Tenant shall not be permitted to assign or sublet the Tenant’s Equipment installation and operation rights to any other party; provided, however, that the rights granted to Tenant herein may be transferred to a Subtenant in connection with an exempt Sublet under Paragraph 24.5 above. The right to operate Tenant’s Equipment shall expire upon the expiration or sooner termination of this Lease, at which time Tenant shall remove all of Tenant’s Equipment, including all cabling, from the Building and repair any damage to the Building caused by the installation, operation or removal of Tenant’s Equipment. Landlord reserves the right to install any other equipment or allow other tenants or licensees to install, maintain and operate other equipment on the roof and in the

Building provided that the same do not interfere with the operation of Tenant’s Equipment. Landlord shall have the right to do maintenance, repairs and remodeling to the Building and roof space at any time without Tenant’s prior approval.

Tenant may only access the roof of the Building through the Common Area and Tenant agrees that it will not pass through other tenants’ spaces, nor will it interfere with any other tenants’ businesses. Additionally, Tenant agrees to give the Landlord reasonable notice prior to accessing the roof, any cabling or communication closets. Tenant also agrees only to access same during normal business hours and upon Landlord’s consent, not to be unreasonably withheld.

In the event that Tenant desires to run any cable through the building in connection with the installment and maintenance of Tenant’s Equipment, Tenant agrees to submit working drawings to the Landlord specifying the following: (i) the locations throughout the Building where the cable will be located; (ii) the manner in which the cabling will be run through the Building; (iii) the communications closets, if any, which will be utilized in installing and maintaining such cabling; (iv) the amount of cable which will be required to be utilized; and (v) the type of cable which will be utilized. Such working drawings are subject to Landlord’s approval and Tenant shall not install any cabling or perform any work until such working drawings have been approved by the Landlord. Additionally, Tenant agrees that all cable shall be shielded cable, the cable coating shall comply with all applicable fire codes, and the cable will be properly labeled so that it can be identified by the Landlord, Landlord’s agents or third parties. Tenant further agrees to provide Landlord reasonable notice prior to installing any cable, and such notice shall set forth the times at which Tenant expects to be installing or working on such cables. Tenant agrees that it will not pass through other tenants’ spaces, nor interfere with any other tenants’ businesses when installing or maintaining such cables.

44.        General.

44.1      Captions.   The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

44.2      Executed Copy.   Any fully executed copy of this Lease shall be deemed an original for all purposes.

44.3      Time.   Time is of the essence for the performance of each term, condition and covenant of this Lease.

44.4      Separability.   If one of more of the provisions contained herein, except for the payment of Rent, is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

44.5      Choice of Law.   This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

44.6      Gender, Singular, Plural.   When the context of this Lease requires, the neutral gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

44.7      Binding Effect.   The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

44.8      Waiver.   The waiver by Landlord or Tenant of any breach of any term, condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord or payment of Rent hereunder by Tenant shall not be deemed to be a waiver of any preceding breach at the time of acceptance or making of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by Landlord or Tenant as applicable.

44.9      Entire Agreement.   This Lease is the entire agreement between the parties, and there are o agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

44.10      Authority.   If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease. The failure of Tenant to deliver the same to Landlord within seven (7) days of Landlord’s request therefor shall be deemed a default under this Lease.

44.11 Exhibits. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.

TENANT

Dated: 9-26-07	VOCERA COMMUNICATIONS, INC.
a Delaware corporation

	By:	/s/ Martin J. Silver
	Its:	CFO

LANDLORD

Dated: 9-26-07	525 RACE STREET, LLC,
a California limited liability company,

	By:	TBI-Race Street, LLC, a California
limited liability company
Manager

		By:	Toeniskoetter & Breeding, Inc.
Development, Manager

			By:	/s/ Brad W. Krouskup
Brad W. Krouskup, President

EXHIBIT A

THE PREMISES

[Graphic – Floor Plan]

LEGAL DESCRIPTION

REAL PROPERTY in the Unincorporated Area and the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Beginning at a point in the Westerly line of Race Street, at the Southeasterly corner of that certain tract of land described in the Deed from Marie Kottinger et vir, to A. Del Grande, dated January 31, 1920, recorded February 4, 1920 in Block 507 of Deeds, Page 121, Santa Clara County Records, thence from said point of beginning North 2° 43’ West along the said Westerly line of Race Street for a distance of 390.94 feet to the point of intersection thereof with the Southerly line of that certain tract of land described in the Deed from A. Del Grande et ux, to Charles Earl Watts, et ux, dated March 31, 1947, recorded April 14, 1947, in Book 1463 of Official Records, Page 589, Santa Clara County Records; thence South 86° 41’ West along said Southerly line of land so described in the Deed to said Watts for a distance of 336.14 feet to an iron pipe set in the Westerly line of land described in the Deed to said Del Grande above referred to; thence South 0° 01’ 30” West along said Westerly line of land so described in the Deed to said Del Grande for a distance of 395.33 feet to the Southwesterly corner thereof; thence North 86° 04’ 50” East along the Southerly line of land so described in the Deed to said Del Grande for a distance of 355.11 feet to the point of beginning.

Excepting therefrom that portion contained in the Deed from Susan Del Grande, et ux to the County of Santa Clara, recorded July 30, 1976 (sic) in Book 5671, Page 193 and more particularly described as follows:

A parcel twenty (20) feet in width lying adjacent to and next adjoining and immediately West of that certain Easterly line of the property of Angelo Del Grande as said Easterly line is more particularly shown on a Record of Survey which map was filed for record in the Office of the Recorder of Santa Clara County, California, on September 10, 1957, in Book 86 of Maps, at Page 9 and which line runs on a course North 2° 43’ West for a distance of 390.94 feet, more or less.

PARCEL TWO:

A portion of Lot 88 of the Los Coches Rancho, described as follows:

Beginning on the Westerly line of Race Street, distant S. 2° 43’ E. along said Westerly line and along the original Westerly line of Race Street, 491.95 feet from the intersection thereof with the Original Southerly line of Auzerais Avenue, said point of beginning also being distant S. 2° 43’ E. along the Westerly line of Race Street, 75 feet from the Northeasterly corner of the 4 acre parcel of land conveyed to A. Del Grande by Deed recorded February 4, 1920 in Book 507 of Deeds, Page 121, and also the Southeasterly corner of the parcel of land conveyed to Anthony Amori, et ux, by Deed recorded July 31, 1946 in Book 1376 Official Records, Page 84; thence from said point of beginning S. 2° 43’ E. along the Westerly line of Race Street, 55 feet; thence S. 86° 41’ W. parallel with the Northerly line of said 4 acre parcel of land, 336 feet, more or less, to the Westerly line of said 4 acre parcel; thence North along said West line, 55 feet to the Southwest corner of said Amori parcel; thence N. 86° 41’ E. along the Southerly line of said Amori Parcel, 333.66 feet to the point of beginning.

PARCEL THREE:

Being a portion of Lot 88, Los Coches Rancho and more particularly described as follows:

Beginning at a point on the Westerly line of Race Street, said point being the Northeast corner of that certain tract of land conveyed to Del Grande, by Deed recorded February 4, 1920 in Book 507 of Deeds, page 121, Santa Clara County California Records; running thence from said point of beginning along the said Westerly line of Race Street and the Easterly line of the above mentioned tract of land S. 2° 43’ E. 75.00 feet; thence leaving said line and running S. 86° 41’ W. 333.66 feet to a point on the Westerly line of said tract of land; thence along said Westerly line N. 75.13 feet of the Northwest corner of said tract of land; thence along the Northerly line of said tract of land N. 86° 41’ E. 329.91 feet to the point of beginning.

APN: 264-08-022, 045, 068

ARB: 264-08-022, 023, 045                                         EXHIBIT B

                                                                  THE PROPERTY

EXHIBIT C

COMMENCEMENT DATE MEMORANDUM

LANDLORD:	525 Race Street, LLC

TENANT:	Vocera Communications, Inc.

LEASE DATE:	September 26, 2007

PREMISES:	525 Race Street, San Jose, California

Pursuant to paragraph 3.3 of the above referenced Lease, the Commencement Date is hereby established as                                              , 2007.

TENANT

Dated:	Vocera Communications, Inc., a
Delaware corporation

By

Its

By

Its

LANDLORD

Dated:	525 RACE STREET, LLC,
a California limited liability company,

	By:	TBI-Race Street, LLC, a California
limited liability company
Manager

By:	Toeniskoetter & Breeding, Inc.
Development, Manager

By:
Brad W. Krouskup, President

EXHIBIT D

WORK LETTER AGREEMENT

In connection with the Tenant Improvements to be installed on the Premises Landlord and Tenant hereby agree as follows:

1.      Plans and Specifications for Tenant Improvements.

         (a)        Tenant shall prepare and submit to Landlord for Landlord’s review and approval (which shall not be unreasonably withheld) a space plan for Tenant’s proposed Tenant Improvements to the Premises. Within five (5) business days after receipt of Tenant’s space plan, Landlord shall notify Tenant of Landlord’s approval or disapproval thereof, specifying in reasonable detail the basis for Landlord’s disapproval, if applicable. Following approval of the space plan, Tenant shall retain a licensed architect for the preparation of final working architectural and engineering plans and specifications for the Tenant Improvements to be constructed on the Premises based upon the approved space plan (“Final Plans and Specifications”). Tenant shall submit the Final Plans and Specifications to Landlord for Landlord’s review and approval (which shall not be unreasonably withheld). Within five (5) business days after receipt of the Final Plans and Specifications, Landlord shall notify Tenant of Landlord’s approval or disapproval thereof, specifying in reasonable detail the basis for Landlord’s disapproval, if applicable. Thereafter, Tenant shall revise the Final Plans and Specifications taking into account Landlord’s comments and resubmit the same to Landlord for Landlord’s reasonable approval, which Landlord shall provide or withhold within three (3) business days after receipt of such revised plans. In the event Landlord fails to approve or disapprove the space plan or the Final Plans and Specifications within the applicable time periods set forth above, Landlord shall be deemed to have approved the same.

         (b)         Landlord’s review of the Final Plans and Specifications as set forth herein shall be for Landlord’s sole purpose and shall not imply Landlord’s review of the same, nor obligate Landlord to review the same, for quality, design, compliance with laws or other like matters. Accordingly, notwithstanding that any Final Plans and Specifications are reviewed by Landlord or its space planner, architect engineers or consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Final Plans and Specifications.

 2.      Permits and Approvals.   Tenant shall be responsible for obtaining all necessary permits and approvals (including the building and occupancy permits) and other authorizations from the City of San Jose or other governmental agencies in connection with the construction of the Tenant Improvements. Tenant shall provide Landlord with copies of all required permits and approvals within ten (10) days after completion of the Tenant Improvements.

 3.      Construction and Work Quality.   Tenant shall construct or install the Tenant Improvements pursuant to a contract with licensed general contractor approved by Landlord, which approval shall not be unreasonably withheld. The Tenant Improvements shall constructed or installed in a good and workmanlike manner in compliance with (a) the Final Plans and Specifications approved by Landlord and Tenant, (b) all applicable laws, rules, regulations, and (c) the building permit issued by the City of San Jose for such construction. Tenant shall arrange for the Tenant Improvements to be fully warranted (labor and materials) by the general contractor, subcontractor, or appropriate supplier, as the case may be, for a period of one (1) year from the completion thereof.

 4.      Tenant Improvements Cost.   The Tenant Improvements cost (“Tenant Improvements Cost”) shall include all costs of designing and constructing the Tenant Improvements, including but not be limited to: (a) all space planning fees and all costs of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation; (b) all costs of obtaining building permits and other necessary authorizations from the City of San Jose; and (c) all direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the general contractor’s construction fee for overhead and profit, and the cost of all on-site supervisory staff, office, equipment and temporary services rendered by Tenant’s general contractor in connection with construction of the Tenant Improvements. In no event shall the Tenant Improvements Cost include any costs of procuring, constructing or installing in the Premises any of Tenant’s Personal Property, which shall be Tenant’s sole responsibility.

 5.      Payment of Tenant Improvements Cost.   Landlord shall provide an allowance of Three Hundred Thousand and no/100ths Dollars ($300,000.00) for the design and construction of the Tenant Improvements (“Tenant Improvements Allowance”). The Tenant Improvements Allowance shall be the maximum contribution by Landlord for the Tenant Improvements Costs. Any Tenant Improvement Costs in excess of the Tenant Improvements Allowance shall be paid by Tenant. The Tenant Improvements Allowance shall be paid to Tenant within ten (10) days after the Tenant Improvements have been completed and Landlord has received all of the following: (i) itemized invoices for the Tenant Improvement Costs paid; (ii) an unconditional release and waiver upon final payment from the general contractor and each subcontractor and supplier engaged in connection with the Tenant Improvements; (iii) copies of all building permits, indicating inspection and approval by the issuer of the permits; (iv) an architect’s certification that the Premises have been completed in accordance with the Final Plans and Specifications.

 6.      Change Requests.   No revisions to the approved Final Plans and Specifications shall be made by either Landlord or Tenant unless approved in writing by both parties, which approval shall not be unreasonably withheld or delayed. Tenant agrees to make all changes required by any public agency to conform with governmental regulations. Any costs related to such changes shall be added to the Tenant Improvements Cost and shall be paid for by Tenant as set forth in Paragraph 5.

 7.      No Removal.   Tenant shall have no obligation to remove the Tenant Improvements upon expiration of the Term.

SCHEDULE 1

Space Plan

(See attached)

FIRST AMENDMENT TO LEASE

The First Amendment to Lease (“First Amendment”), dated as of February 17, 2011, is entered into by and between 525 Race Street, LLC, a California limited liability company (“Landlord”), and Vocera Communications, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.        Landlord and Tenant entered into that certain Lease dated September 26, 2007 (the “Lease”) for the premises consisting of approximately 46,305 rentable square feet (the “Premises”) on the first and second floors of that certain building located at 525 Race Street, San Jose, California (the “Building”).

B.        The term of the Lease (the “Term”) is scheduled to expire on November 30, 2012.

C.        Tenant now desires to surrender certain space in the Building, to lease additional space in the Building, and to extend the Term for a period of forty (40) months, on the terms and conditions set forth in this First Amendment.

AGREEMENT

In consideration of the mutual covenants set forth herein and other valuable consideration, Landlord and Tenant agree as follows:

1.        Premises.

(a)      Paragraph 1.1 of the lease is hereby amended to provide that, as of April 1, 2011, the Premises shall be expanded to include the approximately 14,125 rentable square feet of space on the first floor of the Building shown on Exhibit A-1 (the “First Additional Space”). Paragraph 1.1 of the lease is further amended to delete form the Premises the approximately 2,500 square feet of space on the second floor of the Building shown on Exhibit A-2 (the “Surrender Space”). From and after April 1, 2011, the Premises shall consist of a total area of approximately 57,930 rentable square feet. Upon execution of this First Amendment, Tenant shall vacate and surrender possession of the Surrender Space.

(b)      Paragraph 1.1 of the Lease is further amended to provide that, as of April 1, 2013, the Premises shall be expanded to include the approximately 12,070 rentable square feet of space on the second floor of the Building as shown on Exhibit A-3 (the “Second Additional Space”), so that from and after April 1, 2013, the Premises shall consist of the entire Building, which shall be deemed to consist of a total area of approximately 70,000 rentable square feet.

2.        Monthly Rent. Paragraph 1.6 of the lease is hereby amended to provide that, as of April 1, 2011, Tenant shall pay Monthly Rent for the Premises in accordance with the following schedule:

Months of Term	Monthly Rent

Apr 1, 2011 – Mar 31, 2012	$75,309.00/month
Apr 1, 2012 – Mar 31, 2013	$77,945.00/month
Apr 1, 2013 – Mar 31, 2014	$97,481.00/month
Apr 1, 2014 – Mar 31, 2015	$100,893.00/month
Apr 1, 2015 – Mar 31, 2016	$104,425.00/month

Notwithstanding the foregoing to the contrary, if the Initial Tenant Improvements (defined below) are not substantially completed by April 15, 2011 for any reason other than delays caused by Tenant, then the Monthly Rent for the Premises shall be reduced by $18,362.50 per month, prorated on a daily basis, from April 15, 2011 until the Initial Tenant Improvements are substantially completed. Likewise, if Additional Tenant Improvements are not substantially completed by April 15, 2013 for any reason than delay caused by Tenant, then the Monthly Rent shall be reduced by $16,808.50 per month, prorated on a daily basis, from April 15, 2013 until the Additional Tenant Improvements are substantially completed.

In addition to the foregoing, if the Initial Tenant Improvements are not substantially completed by August 1, 2011 for any reason other than delays caused by Tenant, then, as Tenant’s sole and exclusive remedy, Tenant shall have the option to terminate this First Amendment by delivery of written notice to Landlord no later than August 15, 2011. In such event, the Lease shall continue in full force and effect in accordance with its original terms, unmodified by the terms of this First Amendment, so that the Term of the Lease shall expire on November 30, 2012, except that (i) for the balance of the Term the Premises shall consist of a total area of approximately 43,805 rentable square feet, (ii) Tenant’s Percentage shall be reduced accordingly, and (iii) the Monthly Rent shall be $81,039.25 per month for the period from August 1, 2011 through November 30, 2011, and $83,229.50 per month for the period of December 1, 2011 through November 30, 2012.

3.        Tenant’s Percentage. Paragraph 3.14 of the lease is hereby amended to provide that as of April 1, 2011 Tenant’s Percentage shall be increased to 82.76% and as of April 1, 2013 Tenant’s Percentage shall be increased to 100%.

4.        Term. Paragraphs 1.4 and 4.1 of the lease are hereby amended to extend the Term for a period of forty (40) months so that, subject to Tenant’s option to further extend the Term as set forth in paragraph 40 of the Lease (as modified below), the Term of the lease shall now expire on March 31, 2016.

5.        Repair and Maintenance. Paragraph 16.1 of the Lease is hereby amended to provide that, if Landlord exercises its option to require Tenant to maintain and repair the HVAC system for the Premises, (i) for the period from April 1, 2011 through March 31, 2013, Tenant shall not be required to pay more than Three Thousand Eight Hundred Dollars ($3,800) per repair for any repairs made to the HVAC system serving the Premises, nor more than Nineteen Thousand Dollars ($19,000) per year, in the aggregate, for any repairs to the HVAC system serving the Premises, and (ii) for the period from April 1, 2013 through March 31, 2016, Tenant shall not be required to pay more than Five Thousand Dollars ($5,000) per repair for any repairs made to the HVAC system serving the Premises, nor more than Twenty-three Thousand Dollars ($23,000) per year, in aggregate, for any repairs to the HVAC system serving the Premises The foregoing limitation shall not, however, apply to any repairs that are required as a result of the gross negligence or willful misconduct of Tenant, its agents, employees or contractors.

6.        Operating Expenses.

(a)      Paragraph 16.3 of the Lease is hereby amended to provide that (i) for the period from April 1, 2011 through March 31, 2013, Tenant shall not be required to pay more than Three Thousand Eight Hundred Dollars ($3,800) per repair or replacement for any repairs or replacements made to the HVAC system serving the Premises, nor more than Nineteen Thousand Dollars ($19,000) per year, in the aggregate, or any repairs or replacements to the HVAC system serving the Premises, and (ii) for the period from April 1, 2013 through March 31, 2016, Tenant shall not be required to pay more than Five Thousand Dollars ($5,000) per repair or replacement for any repairs or replacements made to the HVAC system serving the Premises, nor more than Twenty-three Thousand Dollars ($23,000) per year in the aggregate, for any repairs or replacements to the HVAC system serving the Premises. The foregoing limitation shall apply only to the cost of any repair and replacements to the HVAC system and shall not apply to the routine maintenance and servicing of the HVAC system, which shall be included in Operating Expenses, nor shall such limitation apply to the cost of any repairs or replacements to the HVAC system that are required as a result of the gross negligence or willful misconduct of Tenant, its agents, employees or contractors, which shall be paid by Tenant upon receipt of an invoice from Landlord for such repairs and/or replacements.

(b)      Paragraph 16.3 is further hereby amended to provide that, as of April 1, 2013, the management fee included in Operating Expenses shall not exceed 2.5% of the Rent.

7.        Tenant Improvements.

(a)      Landlord shall construct, at Landlord’s expense, certain improvements to the First Additional Space and the Second Additional Space in accordance with the space plan prepared by ArcTec dated February 15, 2011, a copy which is attached as Exhibit B (the “Approved Space Plan”). Any such improvements to be made to the First Additional Space shall be referred to herein as the “Initial Tenant Improvements” and any such improvements to be made to the Second Additional Space shall be referred to as the “Additional Tenant Improvements.” The Initial Tenant Improvements and the Additional Tenant Improvements shall be referred to collectively herein as the “Tenant Improvements.” Landlord shall construct the Tenant Improvements in a good and workmanlike manner in accordance with applicable laws and the Approved Space Plan. Landlord shall complete the Initial Tenant Improvements as soon as possible but in any event no later than March 31, 2011, subject only to delays caused by force majeure. Landlord shall complete the Additional Tenant Improvements by March 31, 2013, subject only to delays caused by force majeure. The Tenant Improvements shall include new carpet in the Premises as of the date of this First Amendment and any and all electrical and mechanical work necessary to balance the HVAC system serving the Premises. The finishes for the Tenant Improvements shall be consistent with Building standard as to t-bar ceiling grid and tiles, carpeting, painting, hardware and other finish work.

(b)      Promptly following the date hereof, Landlord shall cause its architect to prepare working drawings consistent with the Approved Space Plan and shall provide such working drawings to Tenant for Tenant’s review and approval, which approval shall not be unreasonably withheld or delayed. The working drawings, once approved, shall constitute the Final Plans and Specifications. No changes to the Approved Space Plan or the Final Plans and Specifications shall be made by either Landlord or Tenant unless approved in writing by both parties. Any increase in the cost of construction resulting from any change orders requested by Tenant shall be paid by Tenant as provided herein. If Landlord and Tenant agree on any change orders requested by Tenant, Landlord shall furnish Tenant with an invoice specifying the estimated increase in the cost of the Tenant Improvements resulting therefrom, and Tenant shall pay such estimated increase to Landlord within thirty (30) days thereafter.

(c)      Within fifteen (15) days after completion of the Initial Tenant Improvements and when applicable, within fifteen (15) days after completion of the Additional Tenant Improvements, Tenant shall conduct a walk-through inspection of the First Additional Space and, when applicable, the Second Additional Space, with Landlord and complete a punch-list of any incomplete or defective work. If Tenant fails to submit a punch-list to Landlord within such fifteen (15) day period, it shall be deemed that there are no Tenant Improvement items needing additional work or repair. Landlord’s contractor shall complete all reasonable punch-list items with thirty (30) days after the walk-through inspection or as soon as practicable thereafter. Upon completion of such punch-list items, Tenant shall approve such completed items in writing to Landlord. If Tenant fails to approve such items within fourteen (14) days of completion, such items shall be deemed approved by Tenant; provided that such approval shall not affect the warranty specified in Paragraph 7(f) of this First Amendment.

(d)      Other than the items specified in the punch-list, if any, and subject to the warranty specified in Paragraph 7(f) of this First Amendment, by taking possession of the First Additional Space and the Second Additional Space Tenant shall be deemed to have accepted the First Additional Space and the Second Additional Space in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. Any damage to the First Additional Space and/or the Second Additional Space caused by Tenant’s move-in shall be repaired or corrected by Tenant, at its expense. Tenant acknowledges that neither Landlord nor its agents have made any representations or warranties as to the suitability or fitness of the First Additional Space or the Second Additional Space for the conduct of Tenant’s business or for any other purpose, nor has Landlord or its agents agreed to undertake any alterations or construct any improvements to the Premises, the First Additional Space or the Second Additional Space except as expressly provided in this First Amendment.

(e)      Tenant acknowledges that, as Tenant will continue to occupy the Premises during the completion of the Tenant Improvements, there may occur some disruptions to Tenant’s business as a result of such work. Landlord and Tenant agree to cooperate with each other to minimize any interference that such work may cause to the conduct of Tenant’s business and to minimize any interference that Tenant’s continued occupancy may cause to the completion of the Tenant Improvements. Landlord shall have no liability to Tenant, however, for any disruption or inconvenience that such work may cause to Tenant’s business except to the extent caused by the negligence or willful misconduct of Landlord. Tenant shall be responsible for temporarily relocating any furniture or equipment as may be necessary to complete the Tenant Improvements.

(f)      Landlord covenants that all work and materials incorporated as part of the Tenant Improvements will be new quality construction and will be subject to such warranties as are customarily furnished to owners in connection with new construction of improvements, such as the Tenant Improvements. Landlord shall cause all repairs or replacement covered by such warranties to be made by the appropriate contractor or supplier without the same being charged as part of Operating Expenses payable under the Lease. In any event, Landlord will warrant the Tenant

Improvements against defects for a period of not less than one (1) year from the date of completion of the Tenant Improvements.

(g)        During the course of construction of the Tenant Improvements, Tenant shall have the right to enter the First Additional Space, and the Second Additional Space, when applicable, in order to install Tenant’s furniture, fixture and equipment, including cabling, provided that in doing so Tenant does not interfere with the construction of the Tenant Improvements.

8.          Option to Extend.  The first sentence of Paragraph 40.1 of the Lease is hereby deleted and replaced with the following:

Provided there is not an uncured Event of Default, either at the time of exercise or at the time the extended Term commences, Tenant shall have the option to extend the Term of this Lease for one (1) additional period of three (3) years (“Option Period”) on the same terms, covenants and conditions provided herein, except that upon such renewal (a) the Monthly Rent due hereunder shall be the greater of ninety-five percent (95%) of the then fair market rental value of the Premises, and (2) $1.49 per square foot per month; and (b) Landlord shall not be obligated to construct any tenant improvements to the Premises.

9.          Right of First Refusal.  Paragraph 41 of the Lease is hereby deleted in its entirety.

10.        Broker.  Tenant represents and warrants to Landlord that Tenant has had no dealings with any real estate broker, agents or finder in connection with this First Amended other than CresaPartners, its exclusive representative. Landlord shall pay a commission to CresaPartners in accordance with a separate written agreement between Landlord and CresaPartners.

11.        No Further Modifications.  Except as set forth in this First Amendment, the Lease is unmodified and in full force and effect.

LANDLOARD	TENANT

525 RACE STREET, LLC	VOCERA COMMUNICATIONS, INC.
a California limited liability company	a Delaware corporation

By: TBI-Race Street, LLC	By:	/s/ Martin J. Silver
a California limited liability company, Manager	Its:	CFO

By:	Toeniskoetter & Breeding, Inc.
Development Manager

	By:	/s/ Brad W. Krouskup
Brad W. Krouskup, President and
Chief Executive Officer